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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2013

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (02-08)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

Watkins, MN – May 16, 2013 - International Barrier Technology Inc. (TSXV: IBH; OTCBB: IBTGF), a manufacturer of proprietary fire-resistant building materials has released financial results for the period ending March 31, 2013.  Barrier is pleased to be reporting a quarterly net income of $35,817, compared to a net loss of $64,574 in March 2012.  Quarterly sales revenues were up 57% from $1,023,020 to $1,608,280.

Total sales revenue generated for the fiscal year-to-date period (July – March) was $3,569,279, a 15% increase from the same period ending in 2012.  Barrier generated cash flow of $165,948 for the current nine-month period vs. a loss of $160,500 in the comparable period in 2012.

Shipments, measured in treated square footage of panels shipped, increased by 38% to 3,624,800 sq. ft. for the quarterly period from 2,618,800 sq. ft. shipped Jan-Mar 2012.  Of these total volume shipments, sales into both of the major markets served grew significantly. Residential Roof Deck/Wall Assembly/Structural Insulated Panel markets grew 48%, while shipments into the Commercial Modular Market grew 15%.

“Improved sales volume has translated into profitability for the company,” reports Dr. Michael Huddy, Barrier’s CEO. “We are pleased not only by improving market conditions for building in the US, but also by how Barrier’s relationships with industry leaders is creating improved market share for our fire rated building products.”

Refer to Exhibit #99.1 for additional information.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  May 16, 2013 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013

International Barrier Technologies Inc.

(Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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